UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2013 (November 13, 2013)

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

222 Berkeley Street Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year

Effective November 13, 2013, Houghton Mifflin Harcourt Company (the “Company”) amended and restated its by-laws as previously reported in the Company’s Registration Statement on Form S-1 filed November 1, 2013 (the “Registration Statement”). The amended and restated by-laws are described in the Registration Statement.

The amended restated by-laws are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events

On November 19, 2013, the Company closed its initial public offering of 20,987,500 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including 2,737,500 shares of Common Stock sold in connection with the full exercise of the option to purchase additional shares granted to the underwriters, at an initial public offering price of $12.00 per share. The shares offered were sold by certain stockholders of the Company and the Company did not receive any of the proceeds of the offering. The shares began trading on the NASDAQ Global Select Market on November 14, 2013 under the ticker symbol “HMHC.”

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated: November 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-laws.

4